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EXHIBIT 99.1

                             2003 STOCK OPTION PLAN
                                       OF
                                ICU MEDICAL, INC.

1.       PURPOSE OF THIS PLAN

         The purpose of this 2003 Stock Option Plan of ICU Medical, Inc. is to enhance the long-term stockholder value of ICU Medical, Inc. by offering opportunities to eligible individuals to participate in the growth in value of the equity of ICU Medical, Inc.

2.       DEFINITIONS AND RULES OF INTERPRETATION

         2.1 DEFINITIONS. This Plan uses the following defined terms:

                  (a) "ADMINISTRATOR" means the Board or the Committee.

                  (b) "AFFILIATE" means a "parent" or "subsidiary" (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an "Affiliate" for purposes of this Plan.

                  (c) "APPLICABLE LAW" means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Options or Option Shares.

                  (d) "BOARD" means the board of directors of the Company.

                  (e) "CHANGE OF CONTROL" means any transaction or event that the Board specifies as a Change of Control under Section 10.4.

                  (f) "CODE" means the Internal Revenue Code of 1986.

                  (g) "COMMITTEE" means a committee composed of Company Directors appointed in accordance with the Company's charter documents and
Section 4.

                  (h) "COMPANY" means ICU Medical, Inc., a Delaware corporation.

                  (i) "COMPANY DIRECTOR" means a member of the Board.

                  (j) "CONSULTANT" means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

                  (k) "DIRECTOR" means a member of the board of directors of the Company or an Affiliate.

                  (l) "DIVESTITURE" means any transaction or event that the Board specifies as a Divestiture under Section 10.5.

                  (m) "EMPLOYEE" means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company's or an Affiliate's classification of an individual as an "Employee" (or as not an "Employee") for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. An Optionee shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Optionee's Options under Section 10. Neither service as a Director nor receipt of a director's fee shall be sufficient to make a Director an "Employee."



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                  (n) "EXCHANGE ACT" means the Securities Exchange Act of 1934.

                  (o) "EXECUTIVE" means, if the Company has any class of any equity security registered under Section 12 of the Exchange Act, an individual who is subject to Section 16 of the Exchange Act or who is a "covered employee" under Section 162(m) of the Code, in either case because of the individual's relationship with the Company or an Affiliate. If the Company does not have any class of any equity security registered under Section 12 of the Exchange Act, "Executive" means any (i) Director, (ii) officer elected or appointed by the Board, or (iii) beneficial owner of more than 10% of any class of the Company's equity securities.

                  (p) "EXPIRATION DATE" means, with respect to an Option, the date stated in the Option Agreement as the expiration date of the Option or, if no such date is stated in the Option Agreement, then the last day of the maximum exercise period for the Option, disregarding the effect of an Optionee's Termination or any other event that would shorten that period.

                  (q) "FAIR MARKET VALUE" means the value of Shares as determined under Section 17.2.

                  (r) "FUNDAMENTAL TRANSACTION" means any transaction or event described in Section 10.3.

                  (s) "GRANT DATE" means the date the Administrator approves the grant of an Option or, in the case of an Option granted automatically pursuant to Section 5.3, the applicable anniversary date of the Employee's first day of employment by the Company or an Affiliate specified as the date of grant in
Section 5.3. However, if the Administrator specifies that the Grant Date of an Option, other than an Option granted automatically pursuant to Section 5.3, is a future date or the date on which a condition is satisfied, the Grant Date for such Option is that future date or the date that the condition is satisfied.

                  (t) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Option Agreement for that Option.

                  (u) "INELIGIBLE NONRESIDENT" means an Employee who is a resident of and/or has his or her principal place of employment in a country (other than the United States of America) where, as determined by the Administrator in its sole discretion, the grant of Options to Employees resident and/or having their principal place of employment in such country, or the exercise of such Options, would have significant adverse consequences to Employees and/or the Company or any Affiliate under the tax or securities laws of such country or would require the Company or any Affiliate to effect a registration or qualification under, or perfect an exemption from or other compliance with, the securities laws of such country that the Administrator deems, in its sole discretion, to be unduly burdensome.

                  (v) "NONSTATUTORY OPTION" means any Option other than an Incentive Stock Option.

                  (w) "OFFICER" means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

                  (x) "OPTION" means a right to purchase Shares of the Company granted under this Plan.

                  (y) "OPTION AGREEMENT" means the document evidencing the grant of an Option, including this Plan in the case of each Option granted automatically to each Employee (other than an Ineligible Nonresident) pursuant to Section 5.3.


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                  (z) "OPTION PRICE" means the price payable under an Option for
Shares, not including any amount payable in respect of withholding or other taxes.

                  (aa) "OPTION SHARES" means Shares covered by an outstanding Option or purchased under an Option.

                  (bb) "OPTIONEE" means: (i) a person to whom an Option has been granted, including a holder of a Substitute Option, and (ii) a person to whom an Option has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), and 16.

                  (cc) "PLAN" means this 2003 Stock Option Plan of ICU Medical, Inc.

                  (dd) "QUALIFIED DOMESTIC RELATIONS ORDER" means a judgment, order, or decree meeting the requirements of Section 414(p) of the Code.

                  (ee) "RULE 16B-3" means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

                  (ff) "SECURITIES ACT" means the Securities Act of 1933.

                  (gg) "SHARE" means a share of the common stock of the Company or other securities substituted for the common stock under Section 10.

                  (hh) "SUBSIDIARY DIRECTOR" means a director of a "subsidiary" (as defined in Section 424 of the Code) of the Company who is neither an Employee nor a Company Director.

                  (ii) "SUBSTITUTE OPTION" means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

                  (jj) "TERMINATION" means that the Optionee has ceased to be, with or without any cause or reason, an Employee, Director or Consultant. However, unless so determined by the Administrator or otherwise provided in this Plan, "Termination" shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the "Termination" of that Affiliate's Employees, Directors, and Consultants.

         2.2 RULES OF INTERPRETATION. Any reference to a "Section," without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the effective date of this Plan and including any successor provisions.

3.       SHARES SUBJECT TO THIS PLAN; TERM OF THIS PLAN

         3.1 NUMBER OF OPTION SHARES. Subject to adjustment under Section 10, the maximum number of Shares that may be issued under this Plan is 1,500,000. When an Option is granted, the maximum number of Shares that may be issued under this Plan shall be reduced by the number of Shares covered by that Option. However, if an Option later terminates or expires without having been exercised in full, the maximum number of Shares that may be issued under this Plan shall be increased by the number of Shares that were covered by, but not purchased under, that Option. By contrast, the repurchase of Option Shares by the Company shall not increase the maximum number of Shares that may be issued under this Plan.

         3.2 SOURCE OF SHARES. Option Shares may be: (a) Shares that have never been issued, (b) Shares that have been issued but are no longer outstanding, or
(c) Shares that are outstanding and are acquired to discharge the Company's obligation to deliver Option Shares.

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3.3      TERM OF THIS PLAN

                  (a) This Plan shall be effective on, and Options may be granted under this Plan on and after, the earliest date on which the Plan has been both adopted by the Board and approved by the Company's stockholders.

                  (b) This Plan has no set termination date. However, it may be terminated as provided in Section 13. Moreover, no Incentive Stock Option may be granted after the time described in Section 7(b).

4. ADMINISTRATION

         4.1 GENERAL

                  (a) The Board shall have ultimate responsibility for administering this Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination. Where this Plan references the "Administrator," the action may be taken or determination made by the Board or the Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

                  (b) So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are "Non-Employee Directors" as defined in Rule 16b-3 and who are "outside directors" as defined in Section 162(m) of the Code.

         4.2 AUTHORITY OF ADMINISTRATOR. Subject to the other provisions of this Plan, the Administrator shall have the authority:

                  (a) to grant Options, including Substitute Options;

                  (b) to determine the Fair Market Value of Shares;

                  (c) to determine the Option Price of Options;

                  (d) to select the Optionees;

                  (e) to determine the times Options are granted;

                  (f) to determine the number of Shares subject to each Option;

                  (g) to determine the types of payment that may be used to purchase Option Shares;

                  (h) to determine the types of payment that may be used to satisfy withholding tax obligations;

                  (i) to determine the other terms of each Option, including but not limited to the time or times at which Options may be exercised, whether and under what conditions an Option is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option;

                  (j) to modify or amend any Option;

                  (k) to authorize any person to sign any Option Agreement or other document related to this Plan on behalf of the Company;


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                  (l) to determine the form of any Option Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

                  (m) to interpret this Plan and any Option Agreement or document related to this Plan;

                  (n) to correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Option Agreement or any other document related to this Plan;

                  (o) to adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

                  (p) adopt, amend and revoke special rules and procedures, which may be inconsistent with the terms of this Plan, set forth (if the Administrator so chooses) in sub-plans regarding (for example) the operation and administration of this Plan and the terms of Options, if and to the extent necessary or useful to accommodate non-U.S. Applicable Law and practices as they apply to Options and Option Shares held by, or granted or issued to, persons working or resident outside of the United States or employed by Affiliates incorporated outside the United States;

                  (q) to determine whether a transaction or event should be treated as a Change of Control, a Divestiture or neither;

                  (r) to determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change of Control or a Divestiture, then the effect of that Change of Control or Divestiture; and

                  (s) to make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

         4.3 SCOPE OF DISCRETION. Subject to the last sentence of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board or the Committee to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding and conclusive. Moreover, but again subject to the last sentence of this Section 4.3, in making those decisions the Board or Committee need not treat all persons eligible to receive Options, all Optionees, all Options or all Option Shares the same way. However, except as provided in Section 13.3, the discretion of the Board or Committee is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Optionees by Option Agreements and other agreements.

5.       PERSONS ELIGIBLE TO RECEIVE OPTIONS; AUTOMATIC GRANTS

         5.1 ELIGIBLE INDIVIDUALS. Options (including Substitute Options) may be granted to, and only to, Employees (other than Ineligible Nonresidents), Subsidiary Directors and Consultants, including to prospective Employees (other than Ineligible Nonresidents), Subsidiary Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate. However, Incentive Stock Options may be granted only to Employees (other than Ineligible Nonresidents), as provided in Section 7(g).

         5.2 SECTION 162(m) LIMITATION. So long as the Company is a "publicly held corporation" within the meaning of Section 162(m) of the Code: (a) no Employee or prospective Employee may be granted one or more Options within any fiscal year of the Company under this Plan to purchase more than 500,000 Shares, subject to adjustment under Section 10, and (b) Options may be granted to an Executive only by the Committee (and, notwithstanding Section 4.1(a), not by the Board). If an Option is cancelled without being exercised or if the Option Price of an Option is reduced, that cancelled or repriced Option shall continue to be counted against the limit on Options that may be granted to any individual under this Section 5.2.

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         5.3 GRANTS ON EACH FIFTH ANNIVERSARY OF EMPLOYMENT. Without any action by the Administrator, each Employee other than an Ineligible Nonresident automatically shall be granted an Option, on each anniversary of such Employee's first day of employment by the Company or an Affiliate that occurs on or after the date this Plan becomes effective and is a whole multiple of five years after such first day of employment, so long as such Employee continues to be an Employee, to purchase 1,000 Shares, subject to adjustment under Section 10. Unless otherwise determined by the Administrator in its sole discretion, each such Option is intended to be a Nonstatutory Option. Any such determination changing the type of Options granted automatically pursuant to this Section 5.3 shall be effective for any or all Options, as determined by the Administrator, granted automatically pursuant to this Section 5.3 on or after, but not before, the date of the determination. This paragraph is intended only to facilitate the automatic grant of Options to Employees other than Ineligible Nonresidents every fifth year after they are first employed by the Company or an Affiliate without the necessity of action by the Administrator and is not intended to grant to any Employee any right to be granted an Option. Neither the Company nor any officer, Director or member of the Committee shall have any liability to any Employee for the failure to grant an Option or for any determination that any Employee is an Ineligible Nonresident. Notwithstanding the foregoing or any other provision of this Plan, no Option shall be granted to an Employee pursuant to this Section
5.3 on any date if on that date the Employee is automatically granted an option to purchase 1,000 Shares pursuant to the provisions of any other stock option or stock incentive plan of the Company in effect as of the effective date of this Plan. The Committee may, from time to time and in its absolute discretion, (a) suspend the operation of this Section 5.3, or (b) grant additional Options to any Employee (other than an Ineligible Nonresident).

6.       TERMS AND CONDITIONS OF OPTIONS

         The following rules apply to all Options:

         6.1 PRICE. No Option may have an Option Price less than 100% of the Fair Market Value of the Shares on the Grant Date. The Option Price of each Option granted automatically to each Employee (other than an Ineligible Nonresident) pursuant to Section 5.3 shall be the Fair Market Value of the Shares on the Grant Date. In no event will the Option Price of any Option be less than the par value of the Shares issuable under the Option if that is required by Applicable Law. The Option Price of an Incentive Stock Option shall be subject to Section 7(f).

         6.2 TERM. No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date. The Expiration Date of each Option granted automatically to each Employee (other than an Ineligible Nonresident) pursuant to Section 5.3 shall be ten years after its Grant Date. Additional provisions regarding the term of Incentive Stock Options are provided in Sections 7(a) and 7(e).

         6.3 VESTING. Options shall be exercisable: (a) on the Grant Date, (b) in accordance with a schedule related to the Grant Date, the date the Optionee's directorship of a subsidiary, employment or consultancy begins, or a different date specified in the Option Agreement, (c) upon the achievement of performance objectives established by the Administrator at the date of grant or (d) based on such combination of the passage of time and achievement of performance objectives as the Administrator shall specify. Performance objectives may be expressed in terms of the operating results or operating ratios of the Company or its individual divisions or Affiliates, including, by way of example but without limitation, net sales, net sales of particular products, gross margins, net income or return on investment, or may be expressed in terms of the performance of individual Optionees. Determination of the achievement of the performance objectives shall be based on objective criteria and shall be in the sole discretion of the Administrator unless the Administrator provides otherwise in an Option Agreement. Notwithstanding the foregoing, each Option granted automatically to each Employee (other than an Ineligible Nonresident) pursuant to Section 5.3 shall become exercisable as to one-third of the number of Shares (rounded to the closest number of whole Shares) on each of the first, second and third anniversaries of the Grant Date, so that all Shares will be purchasable on the third anniversary of the Grant Date. Additional provisions regarding the vesting of Incentive Stock Options are provided in Section 7(c).

         6.4 FORM OF PAYMENT

                  (a) The Administrator shall determine the acceptable form and method of payment for exercising an Option.

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                  (b) Acceptable forms of payment for all Option Shares are
cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

                  (c) In addition, the Administrator may permit payment to be made by any of the following methods, so long as permitted by Applicable Law:

                           (i) other Shares, or the designation of other Shares,
                  which (A) are "mature" shares for purposes of avoiding variable accounting treatment under generally accepted accounting principles (in general, mature shares are those that have been owned by the Optionee for more than six months on the date of surrender), and (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

                           (ii) provided that a public market exists for the
                  Shares, consideration received by the Company under a procedure under which a broker-dealer that is a member of the National Association of Securities Dealers advances funds on behalf of an Optionee or sells Option Shares on behalf of an Optionee (a "CASHLESS EXERCISE Procedure"), provided that if the Company extends or arranges for the extension of credit to an Optionee under any Cashless Exercise Procedure, an Officer or Director may participate in that Cashless Exercise Procedure only if that is permitted by Applicable Law;

                           (iii) one or more full recourse promissory notes
                  bearing interest at a fair market value rate when the Option is exercised that is also at least sufficient to avoid imputation of interest under Sections 483, 1274 and 7872 of the Code and with such other terms as the Administrator specifies, except that (A) no Consultant may purchase Shares with a promissory note, (B) if Shares are registered under
                  Section 12 of the Exchange Act, an Officer or Director may purchase Shares with a promissory note only if that is permitted by Applicable Law, (C) the portion of the Option Price equal to the par value of the Shares must be paid in cash or other lawful consideration, other than the note, if that is required by Applicable Law, and (D) the Company shall at all times comply with any applicable margin rules of the Federal Reserve; and

                           (iv) any combination of the methods of payment
                  permitted by any paragraph of this Section 6.4.

                  (d) The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.

         6.5 NONASSIGNABILITY OF OPTIONS. Except as set forth in any Option Agreement, no Option shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Qualified Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Optionee. Incentive Stock Options may only be assigned in compliance with Section 7(h).

         6.6 SUBSTITUTE OPTIONS. The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger, tender offer or other similar transaction) or all or a portion of the assets of any entity. Any such substitution shall be effective when the acquisition closes. Substitute Options may be Nonstatutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to Section 10) Substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

         6.7 REPRICINGS. Other than in accordance with Section 10, Options may not be repriced, replaced, regranted through cancellation or modified without stockholder approval, if the effect of the repricing, replacement, regrant or modification would be to reduce the effective Option Price of the Options.

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7.       INCENTIVE STOCK OPTIONS

         The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Optionee, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

                  (a) The Expiration Date of an Incentive Stock Option shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date. Notwithstanding the foregoing, except as otherwise provided in this Plan, the Expiration Date of each Incentive Stock Option granted automatically to each Employee (other than an Ineligible Nonresident) pursuant to Section 5.3 shall be ten years after the Grant Date.

                  (b) No Incentive Stock Option may be granted more than ten years from the date this Plan was approved by the Board.

                  (c) Options intended to be incentive stock options under
Section 422 of the Code that are granted to any single Optionee under all incentive stock option plans of the Company and its Affiliates, including incentive stock options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the administrator of that option plan specifies otherwise in the related agreement governing the option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, deferring the exercisability of certain options that were intended to be incentive stock options under
Section 422 of the Code when granted. The stock options or portions of stock options whose exercisability will be deferred are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. Those "deferred" Incentive Stock Options shall become exercisable on the first day of the first calendar year during which the "deferred" options satisfy the vesting requirements of this Section 7(c), the other provisions of this Plan, and any other controlling documents, including requirements relating to the expiration and termination of options. However, the exercisability of an Option or portion of an Option shall not be deferred (i) more than three years, or such other whole number of years as may be specified by the Administrator in the related agreement governing the Option, beyond the date the Option or portion of the Option would have first become exercisable in the absence of deferral under this
Section 7(c), or (ii) beyond the Option's Expiration Date, and any Option or portion of an Option that cannot be so deferred because of (i) or (ii) shall be treated as a Nonstatutory Option exercisable in accordance with its vesting schedule without regard to deferral under this Section 7(c). This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

                  (d) In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated at the time of grant in the Option Agreement relating to that Incentive Stock Option.

                  (e) Any Incentive Stock Option granted to a Ten Percent Stockholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A "TEN PERCENT STOCKHOLDER" is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date. Notwithstanding the foregoing, the Expiration Date of each Incentive Stock Option granted automatically pursuant to Section 5.3 to each Employee (other than an Ineligible Nonresident) who is a Ten Percent Stockholder shall be five years after the Grant Date.


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                  (f) The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Stockholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date. Notwithstanding the foregoing, the Option Price of each Incentive Stock Option granted automatically to each Employee (other than an Ineligible Nonresident) pursuant to Section 5.3 shall be the Fair Market Value, or in the case of each such Employee who is a Ten Percent Stockholder 110% of the Fair Market Value, of the Shares on the Grant Date.

                  (g) Incentive Stock Options may be granted only to Employees (other than Ineligible Nonresidents). If an Optionee changes status from an Employee to a Consultant, that Optionee's Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in
Section 7(i) (determined by treating that change in status as a Termination solely for purposes of this Section 7(g)).

                  (h) No rights under an Incentive Stock Option may be transferred by the Optionee, other than by will or the laws of descent and distribution. During the life of the Optionee, an Incentive Stock Option may be exercised only by the Optionee. The Company's compliance with a Qualified Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Optionee, shall not violate this Section 7(h).

                  (i) An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, the three-month period beginning with the Optionee's Termination for any reason other than the Optionee's death or disability (as defined in Section 22(e) of the Code). In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, and is not exercised within, that three-month period provided it is exercised before the Expiration Date. In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, one year after the Optionee's Termination.

                  (j) An Incentive Stock Option may be modified only by the Board.

8.       CONSULTING OR EMPLOYMENT RELATIONSHIP

         Nothing in this Plan or in any Option Agreement, and no Option or the fact that Option Shares remain subject to repurchase rights, shall: (a) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Optionee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (b) interfere with the application of any provision in any of the Company's or any Affiliate's charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

9.       EXERCISE OF OPTIONS

         9.1 IN GENERAL. An Option shall be exercisable in accordance with this Plan and the Option Agreement under which it is granted.

         9.2 TIME OF EXERCISE. An Option shall be considered exercised when the Company receives: (a) written notice of exercise, on a form of exercise agreement approved by the Administrator, from the person entitled to exercise the Option, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option is being exercised and (c), with respect to Nonstatutory Options, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Option may not be exercised for a fraction of a Share.

         9.3 ISSUANCE OF OPTION SHARES. The Company shall issue Option Shares in the name of the person properly exercising the Option. If the Optionee is that person and so requests, the Option Shares shall be issued in the name of the Optionee and the Optionee's spouse. The Company shall endeavor to issue Option Shares promptly after an Option is exercised. However, until Option Shares are actually issued, as evidenced by the appropriate entry on the stock books of the Company or its transfer agent, the Optionee will not have the rights of a stockholder with respect to those Option Shares, even though the Optionee has completed all the steps necessary to exercise the Option. No adjustment shall be made for any dividend, distribution or other right for which the record date precedes the date the Option Shares are issued, except as provided in Section 10.

         9.4 TERMINATION

                  (a) IN GENERAL. Except as provided in an Option Agreement or in writing by the Administrator, and as otherwise provided in Sections 9.4(b),
(c), (d), (e), (f) and (g), after an Optionee's Termination the Optionee's Options shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the period ending 30 days after the Termination, but in no event after the Expiration Date. To the extent the Optionee does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

                  (b) LEAVES OF ABSENCE. Unless otherwise provided in the Option Agreement, no Option may be exercised more than 30 days after the beginning of a leave of absence, other than a personal, military service or medical leave approved by the Administrator with employment guaranteed upon return. Options shall not continue to vest during a leave of absence, unless otherwise determined by the Administrator with respect to an approved personal, military service or medical leave with employment guaranteed upon return.

                  (c) DEATH OR DISABILITY. Unless otherwise provided in this Plan or in the Option Agreement, if an Optionee's Termination is due to death or disability (as determined by the Administrator with respect to Nonstatutory Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all unvested Options of that Optionee shall immediately vest and all Options of that Optionee may be exercised for one year after that Termination, but in no event after the Expiration Date. In the case of Termination due to death, an Option may be exercised as provided in Section 16. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Optionee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Option on behalf of the Optionee. Death or disability occurring after an Optionee's Termination shall not cause the Termination to be treated as having occurred due to death or disability. However, in the case of an Optionee whose Termination is due to disability (as provided in this Section 9.4(c)) and is not due to Cause, if the Optionee dies within 90 days after that Termination, all Options of that Optionee, to the extent they are exercisable at the date of the Optionee's death (without regard to such death), may be exercised for one year after the date of death, but in no event after the Expiration Date. In the case of an Optionee whose Termination is due to the Optionee's retirement in accordance with the Company's or an Affiliate's retirement policy and is not due to Cause, if the Optionee dies or becomes disabled within 90 days after that Termination, all Options of that Optionee, to the extent they are exercisable at the date of that Termination and at the date of the Optionee's death or disability (without regard to such death or disability), may be exercised for one year after the date of death or, in the case of disability, for one year after the date of that Termination, but in no event after the Expiration Date. To the extent an Option is not so exercised within the time specified for its exercise, the Option shall automatically terminate.

                  (d) DIVESTITURE. If an Optionee's Termination is due to a Divestiture, the Board may take any one or more of the actions described in
Section 10.3 or 10.4 with respect to the Optionee's Options.

                  (e) RETIREMENT. Unless otherwise provided in this Plan or in the Option Agreement, if an Optionee's Termination is due to the Optionee's retirement in accordance with the Company's or an Affiliate's retirement policy, all Options of that Optionee to the extent exercisable at the Optionee's date of retirement may be exercised for three months after the Optionee's date of retirement, but in no event after the Expiration Date. To the extent the Optionee does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

                  (f) SEVERANCE PROGRAMS. Unless otherwise provided in the Option Agreement, if an Optionee's Termination results from participation in a voluntary severance incentive program of the Company or an Affiliate approved by the Board, all Options of that Employee to the extent exercisable at the time of that Termination shall be exercisable for one year after the Optionee's Termination, but in no event after the Expiration Date. If the Optionee does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

                  (g) TERMINATION FOR CAUSE. If an Optionee's Termination is due to Cause, all of the Optionee's Options shall automatically terminate and cease to be exercisable at the time of Termination and the Administrator may rescind any and all exercises of Options by the Optionee that occurred after the first event constituting Cause. "Cause" means employment-related dishonesty, fraud, misconduct or disclosure or misuse of confidential information, or other employment-related conduct that is likely to cause significant injury to the Company, an Affiliate, or any of their respective employees, officers or directors (including, without limitation, commission of a felony or similar offense), in each case as determined by the Administrator. "Cause" shall not require that a civil judgment or criminal conviction have been entered against or guilty plea shall have been made by the Optionee regarding any of the matters referred to in the previous sentence. Accordingly, the Administrator shall be entitled to determine "Cause" based on the Administrator's good faith belief. If the Optionee is criminally charged with a felony or similar offense, that shall be a sufficient, but not a necessary, basis for such a belief.

10.      CERTAIN TRANSACTIONS AND EVENTS

         10.1 IN GENERAL. Except as provided in this Section 10, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change of control, issuance by the Company of shares of any class of securities convertible into shares of any class, conversion of securities or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 10. Additional provisions with respect to the foregoing transactions are set forth in Section 13.3.

         10.2 CHANGES IN CAPITAL STRUCTURE. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change of Control), the Board shall make whatever adjustments it concludes are appropriate to: (a) the number and type of Options that may be granted under this Plan, (b) the number and type of Options that may be granted to any individual under this Plan, (c) the Option Price and number and class of securities issuable under each outstanding Option and (d) the number and class of securities issuable under each Option to be granted automatically pursuant to Section 5.3. The specific adjustments shall be determined by the Board, except that the Board shall comply with Section 10.6 to the extent, if any, that it applies. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded to the next lower whole security. The Board need not adopt the same rules for each Option or each Optionee.

         10.3 FUNDAMENTAL TRANSACTIONS. If the Company merges with another entity in a transaction in which the Company is not the surviving entity or if, as a result of any other transaction or event, other securities are substituted for the Shares or Shares may no longer be issued (each a "FUNDAMENTAL TRANSACTION"), then, notwithstanding any other provision of this Plan, the Board shall do one or more of the following contingent on the closing or completion of the Fundamental Transaction: (a) arrange for the substitution, in exchange for Options, of options to purchase equity securities other than Shares (including, if appropriate, equity securities of an entity other than the Company) (an "assumption" of Options) on such terms and conditions as the Board determines are appropriate, (b) accelerate the vesting and termination of outstanding Options, in whole or in part, so that Options can be exercised before or otherwise in connection with the closing or completion of the Fundamental Transaction or event but then terminate and (c) cancel or arrange for the cancellation of Options in exchange for cash payments to Optionees. The Board need not adopt the same rules for each Option or each Optionee.

         10.4 CHANGES OF CONTROL. The Board may also, but need not, specify that other transactions or events constitute a "CHANGE OF CONTROL". The Board may do that either before or after the transaction or event occurs. Examples of transactions or events that the Board may treat as Changes of Control are: (a) the Company or an Affiliate is a party to a merger, consolidation, amalgamation, or other transaction in which the beneficial stockholders of the Company, immediately before the transaction, beneficially own securities representing 50% or less of the total combined voting power or value of the Company immediately after the transaction, (b) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of the total combined voting power or value of the Company, or (c) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board. In connection with a Change of Control, notwithstanding any other provision of this Plan, the Board may take any one or more of the actions described in Section 10.3. In addition, the Board may extend the date for the exercise of Options (but not beyond their original Expiration Date). The Board need not adopt the same rules for each Option or each Optionee. Notwithstanding the above, if the Company or an Affiliate is a party to a merger, consolidation, amalgamation or other transaction in which the beneficial stockholders of the Company, immediately before the transaction, beneficially own securities representing 50% or less of the total combined voting power or value of the Company immediately after the transaction, vesting of all Options shall be accelerated and they shall become exercisable in full on the date of the transaction.

         10.5 DIVESTITURE. If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, and Section 10.6 does not apply, then the Board may specify that such transaction or event constitutes a "DIVESTITURE". In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may take one or more of the actions described in Section 10.3 or 10.4 with respect to Options held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The Board need not adopt the same rules for each Option or each Optionee.

         10.6 SPIN-OFFS. In the event that the Company distributes shares of capital stock of a majority-owned subsidiary of the Company (a "Subsidiary") to its stockholders for no consideration (a "Spin-off"), upon any exercise after the date of the Spin-off (the "Distribution Date") of an Option that was granted before the Distribution Date, the person entitled to exercise such Option shall receive, in consideration of the payment of the exercise price in effect on the Distribution Date or as adjusted thereafter pursuant to this Section 10, (a) the Shares as to which the Option is exercised, (b) for each Share as to which the Option is exercised, the same kind and amount of whole shares of capital stock of the Subsidiary as were received in the Spin-off by the holders of Shares with respect to each Share held by them at the Distribution Date and (c) cash in an amount determined in the sole discretion of the Administrator in lieu of any fractional share of the Subsidiary. The provisions of this Section 10.6 shall not apply in respect of a particular Spin-off to any Options granted on or after the Distribution Date of that Spin-off. The provisions of Section 10.2 shall apply MUTATIS MUTANDIS to changes effected after the Distribution Date of a Spin-off in the capitalization of the stock of a Subsidiary distributed in that Spin-off. Prior to the Distribution Date of any Spin-off to which this Section
10.6 may become applicable, the Board shall cause all necessary and appropriate corporate action to be taken by the Subsidiary whose shares are to be distributed in the Spin-off to reserve for issuance on the exercise of Options the appropriate number of shares of the Subsidiary and otherwise to effect the provisions of this Section 10.6.

         10.7 DISSOLUTION. If the Company adopts a plan of dissolution, the Board may cause Options to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion. The Board need not adopt the same rules for each Option or each Optionee. However, to the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Options shall terminate just before the dissolution is completed.

         10.8 CUT-BACK TO PRESERVE BENEFITS. If the Administrator determines that the net after-tax amount to be realized by any Optionee, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Optionee in connection with any transaction or event addressed in this Section 10 would be greater if one or more of those steps were not taken or payments were not made with respect to that Optionee's Options or Option Shares, then and to that extent one or more of those steps shall not be taken and payments shall not be made.

11.      WITHHOLDING AND TAX REPORTING

         11.1 TAX WITHHOLDING OPTION

                  (a) GENERAL. Whenever Option Shares are issued or become free of restrictions, the Company may require the Optionee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Optionee or the Company. The Company shall have no obligation to deliver Option Shares or release Option Shares from an escrow, or permit a transfer of Option Shares, until the Optionee has satisfied those tax withholding obligations. Whenever payment in satisfaction of Options is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

                  (b) METHOD OF PAYMENT. The Optionee shall pay any required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Optionee to use any of the forms of payment described in Section 6.4(c) available to the Optionee for payment for exercising his or her Option. The Administrator may also permit Option Shares to be withheld to pay required withholding. If the Administrator permits Option Shares to be withheld, the Fair Market Value of the Option Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates.

         11.2 REPORTING OF DISPOSITIONS. Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator, following such procedures as the Administrator may require, of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

12.      COMPLIANCE WITH LAW

         The grant of Options and the issuance and subsequent transfer of Option Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Options may not be exercised, and Option Shares may not be transferred, in violation of Applicable Law. Thus, for example, Options may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Option Shares, or (b) in the opinion of legal counsel to the Company, those Option Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company's legal counsel to be necessary or useful for the lawful issuance of any Option Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Option Shares or permitting their transfer. As a condition to the exercise of any Option or the transfer of any Option Shares, the Company may require the Optionee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

13.      AMENDMENT OR TERMINATION OF THIS PLAN OR OUTSTANDING OPTIONS

         13.1 AMENDMENT AND TERMINATION. The Board may at any time amend, suspend or terminate this Plan.

         13.2 STOCKHOLDER APPROVAL. The Company shall obtain the approval of the Company's stockholders for any amendment to this Plan if stockholder approval is necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Options intended to be Incentive Stock Options. The Board may also, but need not, require that the Company's stockholders approve any other amendments to this Plan.

         13.3 EFFECT. No amendment, suspension or termination of this Plan, and no modification of any Option even in the absence of an amendment, suspension or termination of this Plan, shall impair any existing contractual rights of any Optionee unless the affected Optionee consents to the amendment, suspension, termination or modification. However, no such consent shall be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination or modification: (a) is required or advisable in order for the Company, the Plan or the Option to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in
Section 10, is in the best interests of the Company or its stockholders. The Board may, but need not, take the tax consequences to affected Optionees into consideration in acting under the preceding sentence. Those decisions will be final, binding and conclusive. Termination of this Plan shall not affect the Administrator's ability to exercise the powers granted to it under this Plan with respect to Options granted before the termination or Option Shares issued under such Options even if those Option Shares are issued after the termination.

14.      RESERVED RIGHTS

         14.1 NONEXCLUSIVITY OF THIS PLAN. This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock or other equity-based rights under other plans or independently of any plan.

         14.2 UNFUNDED PLAN. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Optionees, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Options or the issuance of Option Shares. The Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan. Any obligations of the Company to any Optionee shall be based solely upon contracts entered into under this Plan, such as Option Agreements. No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligations.

15.      SPECIAL ARRANGEMENTS REGARDING OPTION SHARES

         15.1 ESCROWS AND PLEDGES. To enforce any restrictions on Option Shares, the Administrator may require their holder to deposit the certificates representing Option Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates. Any Optionee who delivers a promissory note as partial or full consideration for the purchase of Option Shares will be required to pledge and deposit with the Company some or all of the Option Shares as collateral to secure the payment of the note. However, the Administrator may require or accept other or additional forms of collateral to secure the note and, in any event, the Company will have full recourse against the maker of the note, notwithstanding any pledge or other collateral.

         15.2 MARKET STANDOFF. If requested by the Company or a representative of its underwriters in connection with a registration of any securities of the Company under the Securities Act, Optionees or certain Optionees shall be prohibited from selling some or all of their Option Shares during a period not to exceed 180 days after the effective date of the Company's registration statement. However, this restriction shall not apply to any registration statement on Form S-8 or an equivalent registration statement.

16.      BENEFICIARIES

         An Optionee may file a written designation of one or more beneficiaries who are to receive the Optionee's rights under the Optionee's Options after the Optionee's death. An Optionee may change such a designation at any time by written notice. If an Optionee designates a beneficiary, the beneficiary may exercise the Optionee's Options after the Optionee's death. If an Optionee dies when the Optionee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Optionee's estate to exercise the Option or, if there is none, the person entitled to exercise the Option under the Optionee's will or the laws of descent and distribution. In any case, no Option may be exercised after its Expiration Date.

17.      MISCELLANEOUS

         17.1 GOVERNING LAW. This Plan, the Option Agreements and all other agreements entered into under this Plan, and all actions taken under this Plan or in connection with Options or Option Shares, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

         17.2 DETERMINATION OF VALUE. Fair Market Value shall be determined as follows:

                  (a) LISTED STOCK. If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the highest and lowest sales prices for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the "VALUE DATE") as reported in THE WALL STREET JOURNAL or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that mean price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the mean between the highest and lowest bids for Shares on the Value Date. If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bids on the primary exchange or system on which Shares are traded or quoted.

                  (b) STOCK QUOTED BY SECURITIES DEALER. If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

                  (c) NO ESTABLISHED MARKET. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company's net worth, prospective earning power, dividend-paying capacity, and non-operating assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company's industry, the Company's position in that industry, the Company's goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

         17.3 RESERVATION OF SHARES. During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as are still issuable under this Plan.

         17.4 ELECTRONIC COMMUNICATIONS. Any Option Agreement, notice of exercise of an Option, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

         17.5 NOTICES. Unless the Administrator specifies otherwise, any notice to the Company under any Option Agreement or with respect to any Options or Option Shares shall be in writing (or, if so authorized by Section 17.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.





Adopted by the Board on: April 10, 2003

Approved by the stockholders on: June 13, 2003

Effective date of this Plan: June 13, 2003